Exhibit 99.1

MODEL N ANNOUNCES SECOND QUARTER FISCAL YEAR 2020 FINANCIAL RESULTS

SAN MATEO, Calif. - May 5, 2020 - Model N, Inc. (NYSE: MODN), the leading provider of cloud revenue management solutions for Life Sciences and High Tech companies, today announced financial results for the second quarter fiscal year 2020 ended March 31, 2020.
“Our second quarter results exceeded our revenue and profitability guidance. Our financial metrics demonstrate that the strategic focus we brought to the company over the last two years is delivering meaningful improvements in growth and profitability. This strong financial position combined with our go-to-market execution, commitment to customer success, and mission-critical products position us to weather this challenging environment and to grow over time,” said Jason Blessing, president and chief executive officer of Model N. “As the COVID-19 pandemic spread over the last several weeks, we quickly made adjustments to our global operations to allow our team to work remotely across sales, services and product development. Our team is doing well and remains committed to supporting our customers, many of which are playing important roles on the front lines of the pandemic.”

Recent Highlights

•
Model N Is Actively Responding to Customer Needs During the COVID-19 Pandemic - Model N’s employees efficiently transitioned to remote work, utilizing tools and processes created for a global workforce. This approach has allowed our teams to deliver projects remotely and to provide uninterrupted support. We also are in a unique position to provide creative solutions for our customers because of our heritage serving biopharmaceutical and semiconductor companies and our industry specific cloud services. We are doing everything possible to support our customers during this demanding time.

•
Several Leading Life Sciences Companies Transitioning to Model N’s Revenue Cloud - The U.S. branch of a large, Asia-based multinational pharmaceutical company and the specialty brands division of a leading global biopharmaceutical company both agreed to transition to Model N’s Revenue Cloud. Also, a top 30 pharmaceutical company selected Model N’s Revenue Cloud in an effort to stay current with ever-changing business requirements. Each of these customers has reported that they have realized improved regulatory compliance, increased operational efficiency, and the flexibility provided by Model N cloud services.

•
Customer Success and Go-Lives Continue at a Healthy Pace - Customers across our vertical markets went live on Model N’s Revenue Cloud, on time and on budget. The generics division of multibillion-dollar Mallinckrodt Pharmaceuticals became the first generics customer to transition to Model N’s Revenue Cloud and one of our fastest implementations. Mallinckrodt joins Gilead, Biogen, and Novo Nordisk as customers that have transitioned to Model N’s Revenue Cloud. In high tech, AVX Corporation, an international manufacturer of advanced electronic components, completed a global roll out.

•
2020 State of Revenue Report Reveals Companies Increasingly Struggle to Achieve Effective Revenue Management - A recent survey of over 300 senior executives found that tools and processes for discounting, quoting and monitoring revenue performance led to lost revenue at companies of all sizes as revenue management became increasingly complex. Over 90% believe their organizations would benefit from cloud-based solutions that would give them real-time visibility into revenue performance, channel sales and inventory, and eliminate inefficiencies in their revenue management systems.

Second Quarter 2020 Financial Highlights

•
Revenues: Total revenues were $40.0 million, an increase of 15% from the second quarter of fiscal year 2019. Subscription revenues were $29.0 million, an increase of 12% from the second quarter of fiscal year 2019.

•
Gross Profit: Gross profit was $23.5 million, an increase of 30% from the second quarter of fiscal year 2019. Gross margin was 59% compared to 52% for the second quarter of fiscal year 2019. Non-GAAP gross profit was $24.8 million, an increase of 27% from the second quarter of fiscal year 2019. Non-GAAP gross margin was 62% compared to 56% for the second quarter of fiscal year 2019. Subscription gross margin was 70% compared to 66% for the second quarter of fiscal year 2019. Non-GAAP subscription gross margin was 72% compared to 70% for the second quarter of fiscal year 2019.

•
GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $(4.1) million, an improvement of 13% from the second quarter of fiscal year 2019. Non-GAAP income from operations was $3.0 million, an increase of 102% from the second quarter of fiscal year 2019.

•
GAAP Net Loss: GAAP net loss was $(4.6) million, an improvement of 22% from the second quarter of fiscal year 2019. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.14) based upon weighted average shares outstanding of 33.8 million compared to net loss per share of $(0.18) for the second quarter of fiscal year 2019 based upon weighted average shares outstanding of 32.0 million.

•
Non-GAAP Net Income: Non-GAAP net income was $2.6 million compared to a non-GAAP net income of $0.4 million for the second quarter of fiscal year 2019. Non-GAAP net income per diluted share was $0.07 based upon diluted weighted average shares outstanding of 35.1 million compared to non-GAAP net income per diluted share of $0.01 for the second quarter of fiscal year 2019 based upon diluted weighted average shares outstanding of 33.0 million.

•	Adjusted EBITDA: Adjusted EBITDA was $3.2 million, an increase of 76% from the second quarter of fiscal year 2019.

•
Cash and Cash Flows: Cash and cash equivalents as of March 31, 2020 totaled $61.3 million. During the quarter, we paid down $5.0 million in debt. Net cash provided by operating activities was $3.4 million for the first six months of fiscal year 2020, compared with net cash provided by operating activities of $0.5 million in the prior fiscal year period. Free cash flow was $3.3 million for the first six months of fiscal year 2020, compared with free cash flow of $0.3 million in the prior fiscal year period.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance

The impact of COVID-19 and its effect on our business is included in the guidance that we are providing for the third quarter of fiscal year 2020 and the full fiscal year ending September 30, 2020 and reflects our outlook as of May 5, 2020.

(in $ millions, except per share)	Third Quarter Fiscal 2020	Full Year Fiscal 2020
Total revenues	39.4 - 39.8	154.0 - 156.0
Subscription revenues	28.7 - 29.1	114.0 - 115.0
Non-GAAP income from operations	3.2 - 3.6	13.0 - 14.0
Non-GAAP net income per share	0.05 - 0.07	0.28 - 0.31
Adjusted EBITDA	3.4 - 3.8	14.0 - 15.0

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the second quarter fiscal year 2020 ended March 31, 2020. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on May 19, 2020, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13701446.

About Model N

Model N is a leading provider of cloud revenue management solutions for Life Sciences and High Tech companies. Our software helps companies drive mission-critical business processes such as pricing, quoting, contracting, regulatory compliance, rebates and incentives. With deep industry expertise, Model N supports the complex business needs of the world’s leading brands in pharmaceutical, medical technology, semiconductor, and High Tech manufacturing across more than 120 countries, including Johnson & Johnson, AstraZeneca, Novartis, Microchip Technology and ON Semiconductor. For more information, visit www.modeln.com.

Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s third quarter and full year fiscal 2020 financial results, the impact COVID-19 will have on our business, Model N’s profitability and benefits from our products. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers and (xiii) adverse impacts on our business and financial condition due to COVID-19. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2019, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expenses, amortization of intangible assets, and deferred revenue adjustments as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income (loss) from operations and non-GAAP net income (loss) exclude stock-based compensation expense, amortization of intangible assets, and deferred revenue adjustments. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition & integration related expenses, deferred revenue adjustment, interest (income) expense, net, other (income) expenses, net, and provision for (benefit from) income taxes. Reconciliation tables are provided in this press release.
We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Investor Relations Contact:

Gwyn Lauber
Model N, Inc.
650-610-4998
investorrelations@modeln.com

Media Contact:

Laura Ruark
Bospar
laura@bospar.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of March 31, 2020	As of September 30, 2019
Assets
Current assets
Cash and cash equivalents	$61,283	$60,780
Accounts receivable, net	26,448	26,953
Prepaid expenses	1,347	2,776
Other current assets	6,898	4,039
Total current assets	95,976	94,548
Property and equipment, net	726	1,043
Operating lease right-of-use assets	5,707	—
Goodwill	39,283	39,283
Intangible assets, net	26,723	29,131
Other assets	5,394	5,588
Total assets	$173,809	$169,593
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,172	$2,302
Accrued employee compensation	11,148	19,906
Accrued liabilities	4,561	4,354
Operating lease liabilities, current portion	2,593	—
Deferred revenue, current portion	45,579	44,875
Long term debt, current portion	944	4,911
Total current liabilities	67,997	76,348
Long-term liabilities
Long term debt	38,479	39,371
Operating lease liabilities, less current portion	3,481	—
Other long-term liabilities	1,630	1,152
Total long-term liabilities	43,590	40,523
Total liabilities	111,587	116,871
Stockholders’ equity
Common stock	5	5
Preferred stock	—	—
Additional paid-in capital	284,099	266,295
Accumulated other comprehensive loss	(1,846)	(1,169)
Accumulated deficit	(220,036)	(212,409)
Total stockholders’ equity	62,222	52,722
Total liabilities and stockholders’ equity	$173,809	$169,593

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Revenues
Subscription	$28,991	$25,940	$57,173	$51,142
Professional services	10,961	8,903	21,167	18,778
Total revenues	39,952	34,843	78,340	69,920
Cost of revenues
Subscription	8,798	8,852	17,508	17,590
Professional services	7,685	7,894	15,327	15,723
Total cost of revenues	16,483	16,746	32,835	33,313
Gross profit	23,469	18,097	45,505	36,607
Operating expenses
Research and development	9,102	7,415	17,618	14,827
Sales and marketing	10,953	8,598	19,966	16,650
General and administrative	7,545	6,833	14,510	12,989
Total operating expenses	27,600	22,846	52,094	44,466
Loss from operations	(4,131)	(4,749)	(6,589)	(7,859)
Interest expense, net	402	891	965	1,624
Other expenses (income), net	(243)	127	(255)	412
Loss before income taxes	(4,290)	(5,767)	(7,299)	(9,895)
Provision for income taxes	339	141	328	739
Net loss	$(4,629)	$(5,908)	$(7,627)	$(10,634)
Net loss per share:
Basic and diluted	$(0.14)	$(0.18)	$(0.23)	$(0.34)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	33,794	31,999	33,468	31,741

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(7,627)	$(10,634)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,813	3,533
Stock-based compensation	11,832	9,099
Amortization of debt discount and issuance cost	140	290
Deferred income taxes	35	6
Amortization of capitalized contract acquisition costs	1,242	780
Other non-cash charges	(20)	(108)
Changes in assets and liabilities
Accounts receivable	529	8,353
Prepaid expenses and other assets	(1,278)	595
Accounts payable	876	862
Accrued employee compensation	(4,895)	(4,438)
Other current and long-term liabilities	(1,603)	708
Deferred revenue	1,391	(8,581)
Net cash provided by operating activities	3,435	465
Cash Flows from Investing Activities
Purchases of property and equipment	(98)	(167)
Net cash used in investing activities	(98)	(167)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of employee stock purchase plan	2,242	2,018
Principal payments on debt	(5,000)	(5,000)
Net cash used in financing activities	(2,758)	(2,982)
Effect of exchange rate changes on cash and cash equivalents	(76)	70
Net increase (decrease) in cash and cash equivalents	503	(2,614)
Cash and cash equivalents
Beginning of period	60,780	56,704
End of period	$61,283	$54,090

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(4,629)	$(5,908)	$(7,627)	$(10,634)
Reversal of non-GAAP items
Stock-based compensation expense	6,009	4,896	11,832	9,099
Depreciation and amortization	1,361	1,691	2,813	3,533
Interest expense, net	402	891	965	1,624
Other expenses (income), net	(243)	127	(255)	412
Provision for income taxes	339	141	328	739
Adjusted EBITDA	$3,239	$1,838	$8,056	$4,773

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$23,469	$18,097	$45,505	$36,607
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,055	1030	2,174	1,969
Amortization of intangible assets (b)	282	476	629	952
Non-GAAP gross profit	$24,806	$19,603	$48,308	$39,528
Percentage of revenue	62.1%	56.3%	61.7%	56.5%

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$20,193	$17,088	$39,665	$33,552
Reversal of non-GAAP expenses
Stock-based compensation (a)	495	469	1,017	929
Amortization of intangible assets (b)	282	476	629	952
Non-GAAP subscription gross profit	$20,970	$18,033	$41,311	$35,433

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(4,131)	$(4,749)	$(6,589)	$(7,859)
Reversal of non-GAAP expenses
Stock-based compensation (a)	6,009	4,896	11,832	9,099
Amortization of intangible assets (b)	1,171	1,365	2,408	2,736
Non-GAAP operating income	$3,049	$1,512	$7,651	$3,976

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(4,629)	$(5,908)	$(7,627)	$(10,634)
Reversal of non-GAAP expenses
Stock-based compensation (a)	6,009	4,896	11,832	9,099
Amortization of intangible assets (b)	1,171	1,365	2,408	2,736
Non-GAAP net income	$2,551	$353	$6,613	$1,201

Denominator
Reconciliation between GAAP and non-GAAP net income (loss) per share
Shares used in computing GAAP net loss per share:
Basic	33,794	31,999	33,468	31,741
Diluted	33,794	31,999	33,468	31,741
Shares used in computing non-GAAP net income per share
Basic	33,794	31,999	33,468	31,741
Diluted	35,071	32,997	34,854	32,707
GAAP net loss per share
Basic and diluted	$(0.14)	$(0.18)	$(0.23)	$(0.34)
Non-GAAP net income per share
Basic	$0.08	$0.01	$0.20	$0.04
Diluted	$0.07	$0.01	$0.19	$0.04

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$282	$476	$629	$952
Professional services	—	—	—	—
Total amortization of intangibles assets in cost of revenue (b)	282	476	629	952
Operating expenses
Research and development	—	—	—	—
Sales and marketing	889	889	1,779	1,784
General and administrative	—	—	—	—
Total amortization of intangibles assets in operating expense (b)	889	889	1,779	1,784
Total amortization of intangibles assets (b)	$1,171	$1,365	$2,408	$2,736

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$495	$469	$1,017	$929
Professional services	560	561	1,157	1,040
Total stock-based compensation in cost of revenue (a)	1,055	1,030	2,174	1,969
Operating expenses
Research and development	1,243	861	2,669	1,625
Sales and marketing	1,656	1,239	3,062	2,384
General and administrative	2,055	1,766	3,927	3,121
Total stock-based compensation in operating expense (a)	4,954	3,866	9,658	7,130
Total stock-based compensation (a)	$6,009	$4,896	$11,832	$9,099

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense and amortization of intangible assets and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation is a non-cash item. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)
Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.